Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-181383; No. 333-117054; No. 333-100804 and No. 333-54632) of our reports dated April 10, 2014 with respect to the consolidated financial statements of MIND C.T.I. Ltd. and subsidiaries included in the Annual Report on Form 20-F for the year ended December 31, 2013.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel

April 10, 2014